Exhibit 10.81

AMENDMENT NO. 2

TO

SEVERANCE AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of January 12, 2009, amends that certain Severance Agreement (the “Agreement”) entered into on June 25, 2008, by and between Force Protection, Inc., a Nevada corporation (the “Company”), and Charles Mathis (the “Executive”).

WHEREAS, in order to correct a “scrivener’s error in the language in Section 5 of the Agreement, the Company and the Executive desire to enter into this Amendment to amend certain provisions of the Agreement.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements in the Agreement and herein, the Company and the Executive hereby agree as follows:

1.                                       Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                       Section 5 of the Agreement is amended in its entirety to read as follows:

“5.                                 Payments Upon Non-Qualifying Termination of Employment.  If the Executive’s employment with the Company shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to the Executive (or the Executive’s beneficiary or estate) within thirty (30) days following the Date of Termination, a lump-sum cash amount equal to the Accrued Amounts (other than the amount described in Section 3(a)(ii) if the Executive is terminated by the Company for Cause) and provide the Other Benefits.”

3.                                       Counterparts.  This Amendment may be executed (including by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts) in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

4.                                       Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of South Carolina without regard to the principle of conflicts of laws.

5.                                       Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment No. 2 to be executed, effective as of the date first written above.

FORCE PROTECTION, INC.

By:	/s/ Lenna Ruth Macdonald
Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel & Corporate Secretary

EXECUTIVE

By:	/s/ Charles Mathis
Name: Charles Mathis
Title: Chief Financial Officer